Exhibit 10.1

AMENDMENT TO COMMON STOCK PURCHASE WARRANT

THIS AMENDMENT TO COMMON STOCK PURCHASE WARRANT (this “Amendment”), dated as of April 16, 2024, is by and between Applied DNA Sciences, Inc., a Delaware corporation (the "Company"), and [●] (the “Holder”).

WHEREAS, pursuant to a Placement Agency Agreement, dated January 31, 2024, by and among the Company and Maxim Group, LLC and Securities Purchase Agreements, dated January 31, 2024, by and between the Company and the purchasers on the signature pages thereto (each, a “Purchaser” and, collectively, the “Purchasers”), the Company engaged in a registered direct offering of 3,228,056 shares of its Common Stock, par value $0.001 per share (“Common Stock”) and pre-funded warrants to purchase 2,416,005 shares of Common Stock, and in a concurrent private placement, unregistered common warrants to purchase 11,288,122 shares of Common Stock (such transactions, collectively, the “Offering”) and, in connection therewith, has determined to amend the terms of that certain Common Stock Purchase Warrant held by the Holder, a Purchaser in the Offering, to purchase [●] shares of Common Stock, having an original issue date of [●] and an original exercise price of $[●] per share (as such original exercise price has been adjusted to date) (the “Original Warrant”), on the terms and conditions set forth in this Amendment; and

WHEREAS, all acts and things have been done and performed which are necessary to amend the Original Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Holder, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Recitals. The foregoing Recitals are hereby incorporated into and made part of this Amendment.

2.	Exercise Price; Expiration Date. The exercise price of the Original Warrant is hereby changed from $[●] to $0.609, and the expiration date of the Original Warrant is hereby extended from [●] to August 9, 2028, each as subject to the Company’s receipt of approval pursuant to the applicable rules and regulations of The Nasdaq Stock Market LLC from the shareholders of the Company.

3.	Representations and Warranties; Consent. The Holder represents and warrants that it owns the Original Warrant and that it consents to the Amendment.

4.	Entire Agreement. The terms and conditions of this Amendment shall be incorporated by reference in the Original Warrant as though set forth in full in the Original Warrant. In the event of any inconsistency between the provisions of this Amendment and any other provision of the Original Warrant, the terms and provisions of this Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Original Warrant shall remain in full force and effect to the extent in effect on the date of this Amendment. The terms of the Original Warrant, as modified by this Amendment, constitute the complete agreement among the parties and supersede any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter of the Original Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

APPLIED DNA SCIENCES, INC.

By:
	Name:	James Hayward
	Title:	Chief Executive Officer

By:
Name:
Title:

[Signature Page to Warrant Amendment]